UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 5, 2012

Date of Report (Date of earliest event reported)

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada		63-1205304
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
25 East 200 South
Lehi, Utah 84043
(Address of principal executive offices)

(801) 592-3000
(Issuer’s Telephone Number)
(801) 221-5133
(Issuer’s Facsimile Number)

_________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01

Changes in Registrant’s Certifying Accountant.

On April 5, 2012, CoConnect, Inc.’s (the “Company”) Board of Directors made the decision to dismiss our former accounting firm, Hansen, Barnett & Maxwell, PC. The decision to dismiss was based upon the Company’s preference of accounting firms and the timing of filing the upcoming Form 10-K for the year ending December 31, 2011and was approved by the Company’s Board of Directors as the Company has no audit or similar committee. Following the dismissal of Hansen, Barnett & Maxwell, PC, we retained the our prior auditing firm of PLS, CPA to audit our financial statements for the year ending December 31, 2011 and review all interim period financial statements going forward. Such change in accountants was approved by the Company’s Board of Directors. At no time prior to our retention of PLS, CPA did we, or anyone on our behalf, consult with PLS, CPA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

Hansen, Barnett & Maxwell, PC was retained for a short period of time beginning on December 19, 2011 through the date of this filing and has not provided any audit or review services for the Company to date. PLS, CPA was the Company’s previous auditor before the engagement of Hansen, Barnett & Maxwell, PC, and PLS, CPA audited our Form 10-K for the year ending December 31, 2010 and reviewed our Form 10-Qs for the periods ending March 31, 2011, June 30, 2011 and September 30, 2011. None of the aforementioned audits or reviews contained adverse opinions or a disclaimer of opinion nor were qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the prior engagement of Hansen, Barnett & Maxwell, PC up to the date of dismissal as described herein, there were no disagreements between Hansen, Barnett & Maxwell, PC and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, nor any advisement of reportable events that, if not resolved to the satisfaction of Hansen, Barnett & Maxwell, PC would have caused Hansen, Barnett & Maxwell, PC to make reference to the subject matter of the disagreement or reportable events in connection with a report on our financial statements for such periods.

We have provided a copy of this report on Form 8-K to Hansen, Barnett & Maxwell, PC and requested that it furnish us with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made by us in response to this item (the “Consent Letter”). A copy of the Consent Letter has been attached hereto as Exhibit 16.1.

Section 5 – Corporate Governance and Management.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2012, Mr. Marc Applbaum, Esq. resigned from his position as Director of the Company. Mr. Applbaum’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

On April 8, 2012, Mr. Robert K. Bench resigned from his position as President and Director of the Company. Mr. Bench’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

Immediately following their resignation, on April 8, 2012, the Company’s Board of Directors appointed Mr. Mark L. Baum, Esq. as the Company’s Principal Executive Officer and Director. The Company and Mr. Baum currently maintain no material plan, contract or arrangement relating to Mr. Baum’s positions with the Company or related compensation.

Mark L. Baum, Esq.; Principal Executive Officer and Director.

Mark L. Baum, Esq. is a 39 year old executive with more than 15 years experience in financing, operating and advising small capitalization publicly traded enterprises, with a particular focus on restructured or reorganized businesses. As a manager of capital, he has completed more than 125 rounds of financing for more than 40 publicly traded companies. As a securities attorney, Mr. Baum has focused his practice on US securities laws, reporting requirements and public company finance-related issues that affect small capitalization public companies. Mr. Baum has actively participated in numerous public company spin-offs, restructurings and recapitalizations, venture fundings, private-to-public mergers, asset acquisitions and divestitures. In additional to his fund management and legal experience, Mr. Baum has operational experience in the following industries: life science and diagnostics, closed door pharmacies, cleaner and renewable energy and retail home furnishings. Mr. Baum has served on numerous boards of directors, including Chembio Diagnostic Systems, Inc., Applied Natural Gas Fuels, Inc., Shrink Nanotechnologies, Inc. and You on Demand, Inc., as well as Boards of Advisors for domestic and international private and public companies. Mr. Baum founded and capitalized the Mark L. Baum Scholarship which has funded tuition grants to college students in Texas. He is a trustee of the Collier de Bleu Trust, based out of San Miguel de Allende, Mexico, which is dedicated to funding educational opportunities for non-English speaking children in and around the greater San Miguel de Allende area. Mr. Baum is a published inventor and a licensed attorney in California and Texas.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Number	Description

16.1	Auditor Consent Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 10, 2012		COCONNECT, INC. /s/ Mark L. Baum, Esq.
___________________________
	By:	Mark L. Baum, Esq.
	Its:	Principal Executive Officer